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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 19, 2000, with respect to the financial statements of YuniNetworks, Inc. for the period October 8, 1999 (inception) through March 31, 2000, included in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Applied Micro Circuits Corporation for the registration of 2,250,000 shares of its common stock.

                                          /s/ ERNST & YOUNG llp

San Diego, California

May 30, 2000